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                                                                    Exhibit 5.1


                              VINSON & ELKINS L.L.P.
                                 ATTORNEYS AT LAW
                               2300 FIRST CITY TOWER
                                1001 FANNIN STREET
                             HOUSTON, TEXAS  77002-6760
                              TELEPHONE (713) 758-2222
                                 FAX (713) 758-2346


                                  October 19, 2000

TNPC, Inc.
10 Glenville Street
Greenwich, Connecticut 06831

Ladies and Gentlemen:

    We have acted as counsel for TNPC, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of up to 18,419,400 shares of common stock, par value $.01 per share (the "Common Stock"), pursuant to the TNPC 2000 Stock Plan (the "2000 Plan"). The shares of Common Stock of the Company that are to be issued under the 2000 Plan are referred to herein as the "Shares."

    In connection with the foregoing, we have examined or are familiar with the Second Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, the resolutions of the Board of Directors of the Company with respect to the issuance of the Shares, the registration statement on Form S-8 filed in connection with the registration of the Shares (the "Registration Statement"), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

    Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued in accordance with the provisions of the 2000 Plan, will be validly issued and fully paid and non-assessable.

    The foregoing opinion is limited in all respects to the Federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                Very truly yours,


                                /s/ VINSON & ELKINS